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                                                     Item 14(c) Exhibit (i) (23)






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (appearing on exhibit one) of M.A. Hanna Company of our report dated January 28, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 24, 2000


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                         Consent of Independent Auditors
                                    Exhibit 1




Form S-8 No. 2-70755 pertaining of the M.A. Hanna Company 1979 Executive Incentive Compensation Plan.

Form S-8 No. 33-29622 pertaining to the M.A. Hanna Company 1988 Long-Term Incentive Plan.

Form S-8 No. 33-35654 pertaining to the M.A. Hanna Company Restated 1979 Executive Compensation Plan and 1988 Long-Term Incentive Pian.

Form S-8 No. 33-38938 pertaining to the M.A. Hanna Company Capital Accumulation Plan.

Form S-8 No. 33-41461 pertaining to the M.A. Hanna Company Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation.

Form S-8 No. 33-45420 pertaining to the M.A. Hanna Company Pay for Performance Plans.

Form S-3 No. 33-29624 pertaining to the M.A. Hanna Company Dividend Reinvestment and Stock Purchase Plan.

Form S-3 No. 33-66128 pertaining to various employee compensation and benefit plans of M.A. Hanna Company.

Form S-8 No. 33-51517 pertaining to Wilson Color Profit Sharing Plan.

Form S-8 No. 33-51519 pertaining to Texapol Corporation Employees' 401(k) Savings Plan.

Form S-8 No. 33-51555 pertaining to PMS Profit Sharing and Retirement Savings Plan.

Form S-8 No. 33-51513 pertaining to Fiberchem, Inc. 401(k) Plan.

Form S-8 No. 33-51497 pertaining to DH Compounding Company Savings and Retirement Plan.

Form S-8 No. 33-51499 pertaining to Dayton Plastics Profit Sharing Plan.

Form S-8 No. 33-51491 pertaining to Burton Rubber Processing, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51507 pertaining to Bruck Plastics Company Profit Sharing Plan.


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Form S-8 No. 33-51503 pertaining to Allied Color Industries, Inc. Savings and
Retirement Plan for Associates of the Vonore, TN, Kansas City, MO, San Francisco, CA and Vancouver, WA Operations, formerly the Avecor, Inc. Savings and Retirement Plan.

Form S-8 No. 51501 pertaining to Allied Color Industries, Inc. Profit Sharing Plan for Associates of the Broadview Heights, OH, Greenville, SC, and Phoenix. AZ Operations, formerly the Allied Color Industries, Inc. Profit Sharing Plan.

Form S-8 No. 33-53093 pertaining to the M.A. Hanna Company Directors' Deferred Fee Plan.

Form S-8 No. 33-57021 pertaining to 401(k) Savings and Retirement Plan for Polymer Associates.